ARTHUR
                                    ANDERSEN


                                                                   Exhibit (j-2)




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------

As independent public accountants, we hereby consent to the use of our report dated December 7, 1999 on the financial statements of Spectra Fund for the year ended October 31, 1999 and to all references to our Firm included in or made a part of the registration statement of Spectra Fund filed on Form N-1A (Amendment No. 19), Investment Company Act File No. 811-1743 with the Securities and Exchange Commission.


                                                       /s/Arthur Andersen LLP
                                                       ----------------------
                                                       ARTHUR ANDERSEN LLP



New York, New York
February 25, 2000